Exhibit 5.1

TOMOTSUNE & KIMURA

SANNO GRAND BUILDING	TELEPHONE: 81-3-3580-0800
14-2, NAGATACHO 2-CHOME, CHIYODA-KU	FACSIMILE: 81-3-3593-3336
TOKYO 100-0014, JAPAN

December 9, 2004

Securities and Exchange Commission

Washington, D.C. 20549

United States of America

Dear Sirs:

This opinion is delivered in connection with a Registration Statement on Form S-8 (the “Registration Statement”) being filed by Kyocera Corporation (the “Company”) with the Securities and Exchange Commission to register under the Securities Act of 1933 (the “Act”) in connection with Kyocera Mita America, Inc. Savings and Investment Plan (the “Plan”), which offers Common Stock (the “Shares”) of the Company as one of the investment options. We, as counsel for the Company, furnish our opinion to be used as Exhibit 5.1 to the Registration Statement. For such purpose we have examined such documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion. On the basis of such examination, we advise you that, in our opinion, the Shares, which are being offered in the Plan, have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to any reference to us therein.

Very truly yours,

/s/ Tomotsune & Kimura
Tomotsune & Kimura